Exhibit 5.1

October 4, 2017

ZIOPHARM Oncology, Inc.

One First Avenue

Parris Building 34, Navy Yard Plaza

Boston, MA 02129

Ladies and Gentlemen:

We have acted as counsel to ZIOPHARM Oncology, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of up to 500,000 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”) pursuant to an inducement stock option award (the “Inducement Award”)

In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectus, the Company’s Amended and Restated Certificate of Incorporation, and Bylaws, as amended, each as currently in effect, the Company’s 2012 Equity Incentive Plan, as amended, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state antifraud, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Inducement Award, the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Marc A. Recht
Marc A. Recht